INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Form S-8 Registration Statement of Basic Energy, Inc., of our report dated July 29, 2002, relating to the financial statements of Basic Energy, Inc. for the years ended June 30, 2002 and 2001.


Bierwolf Nilson & Associates
Certified Public Accountants


Salt Lake City, Utah
February 13, 2003